EXHIBIT 23

WIPFLI
CPAs and Consultants


             CONSENT OF WIPFLI LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report
(Form 10-KSB/A) of Oakridge Holdings, Inc. and Subsidiaries of our report dated September 24, 2008 and September 28, 2009, as to the effects of the restatements discussed in Note 18 to the consolidated financial statements.



/s/ Wipfli LLP
Wipfli LLP
St. Paul, Minnesota

September 24, 2008
(September 28, 2009 as to the effects of the restatements discussed in Note 18 to the consolidated financial statements)